UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
April 3, 2023
Date of Report
(Date of earliest event reported)

AVANTAX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3200 Olympus Blvd, Suite 100
Dallas, Texas 75019
(Address of principal executive offices)
(972) 870-6400
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVTA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
New Employment Agreement with Chief Executive Officer
On April 3, 2023, Avantax, Inc., a Delaware corporation (the “Company”), entered into an amended and restated employment agreement with Christopher W. Walters, its President and Chief Executive Officer, effective April 3, 2023 (the “Employment Agreement”). Under the Employment Agreement, Mr. Walters is entitled to, among other things, an annual base salary of $840,000—an increase from Mr. Walters’ prior base salary of $780,000 and effective retroactive to January 1, 2023—and an annual target bonus of 150% of such base salary. Mr. Walters is also entitled to up to $265,000 in reimbursements for documented commuting and living expenses incurred by Mr. Walters relating to his commuting to the Dallas-Fort Worth area during 2021, 2022, and 2023 along with reasonable and customary reimbursement for documented relocation and related expenses incurred in connection with his relocation to the Dallas-Fort Worth area.
Except in connection with a change of control of the Company, if Mr. Walters’s employment is terminated by the Company without cause or if there is a constructive termination or resignation for good reason, then the Employment Agreement provides that Mr. Walters will be entitled to: (i) a lump-sum severance payment equal to the sum of two times his then-current base salary and two times his then-current annual target bonus amount; and (ii) a lump-sum payment equal to 18 months’ worth of his then-current monthly COBRA premium under the Company’s group health plan. If Mr. Walters’s employment is terminated by the Company without cause or if there is a constructive termination or resignation for good reason within 24 months of a change of control of the Company or during the two-month period prior to the consummation of a change of control of the Company, then Mr. Walters will be entitled to (i) a lump‑sum severance payment equal to the sum of two and one-half times his then-current base salary and two and one-half times his then-current annual target bonus; (ii) a lump-sum payment equal to 18 months’ worth of his then-current monthly COBRA premium under the Company’s group health plan; and (iii) full acceleration of all time-based unvested equity awards held by Mr. Walters, with a one year post-termination exercise period for all vested options, including options that vested through acceleration. All payments described in this paragraph are subject to Mr. Walters signing a release of claims in favor of the Company and continuing to satisfy any obligations owed to the Company under the Employment Agreement.
The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No	Description

10.1	Amended and Restated Employment Agreement, by and between the Company and Christopher W. Walters, effective April 3, 2023.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 4, 2023

AVANTAX, INC.

	By	/s/ Marc Mehlman
Marc Mehlman
Chief Financial Officer